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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Lantronix, Inc. pertaining to the Lightwave Communications, Inc. 2001 Stock Plan, of our report dated August 30, 2000, with respect to the consolidated financial statements and schedule of Lantronix, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.


                                         /s/ ERNST & YOUNG LLP


Orange County, California
June 14, 2001